Joint Filer Information

Name: Centerbridge Special Credit Partners General Partner II, L.P.

Address: 375 Park Avenue, 12th Floor, New York, New York 10152

Designated Filer: Centerbridge Credit Partners, L.P.

Issuer & Ticker Symbol: Genco Shipping & Trading Limited (GNKSF)

Date of Event Requiring Statement: July 17, 2015

Signature:

CENTERBRIDGE SPECIAL CREDIT PARTNERS GENERAL PARTNER II, L.P.

By: Centerbridge Special GP Investors II, L.L.C.,

its general partner

/s/ Jeffrey H. Aronson

Name: Jeffrey H. Aronson

Title: Authorized Signatory

Name: Centerbridge Special GP Investors II, L.L.C.

Address: 375 Park Avenue, 12th Floor, New York, New York 10152

Designated Filer: Centerbridge Credit Partners, L.P.

Issuer & Ticker Symbol: Genco Shipping & Trading Limited (GNKSF)

Date of Event Requiring Statement: July 17, 2015

Signature:

CENTERBRIDGE SPECIAL GP INVESTORS II, L.L.C.

/s/ Jeffrey H. Aronson

Name: Jeffrey H. Aronson

Title: Authorized Signatory